UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): January 1, 2005


                           Mpower Holding Corporation
         -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


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
            Delaware                                  0-32941                           52-2232143
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 (State or other jurisdiction of             (Commission File Number)        (I.R.S. Employer Identification
         incorporation)                                                                   Number)

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                   175 Sully's Trail, Pittsford, NY       14534
     ------------------------------------------------------------------
            (Address of principal executive offices)   (zip code)


       Registrant's telephone number, including area code: (585) 218-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Section 1.  Entry Into a Material Definitive Agreement.

Item 1.01   Entry Into a Material Definitive Agreement.

            Mpower Holding Corporation ("Holding"), the parent company of Mpower Communications Corp. ("Mpower"), a leading provider of broadband Internet access and telephone services to business customers and MCCC ICG Holdings, LLC (the "Buyer") have entered into a subscription agreement, dated January 1, 2005 (the "Subscription Agreement"), pursuant to which Holding agreed to sell to the Buyer 1,988,894 shares (the "Securities") of its common stock, par value $0.001 per share, for an aggregate purchase price of $2,500,000 on January 5, 2005. Holding issued the Securities for value received, to the Buyer on January 5, 2005. Pursuant to the transaction described below in response to Item 2.01 of this Form 8-K, at the time the Securities were issued, ICG Communications, Inc. ("ICG"), a wholly owned subsidiary of the Buyer held 10,740,030 shares of Holding's common stock and warrants to purchase up to an additional 2.0 million shares of Holding's common stock. The Subscription Agreement is attached hereto as Exhibit 10.01.

            In connection with the transaction described below in response to
Item 2.01 of this Form 8-K, Holding, the Buyer and ICG, have entered into an investor rights agreement, dated January 1, 2005 (the "Investor Rights Agreement"), pursuant to which Holding will be required to file with the Securities and Exchange Commission, and thereafter use its commercially reasonable efforts to have declared effective prior to July 1, 2005, a "shelf" registration statement on Form S-3 covering the resale of 25% of the Registrable Securities (as defined below) pursuant to Rule 415 under the Securities Act of 1933, as amended. Additionally, the Investor Rights Agreement requires that Holding file with the Securities and Exchange Commission, and thereafter use its commercially reasonably efforts to have declared effective prior to January 1, 2006, a registration statement pursuant to Rule 415 under the Securities Act of 1933, as amended, covering the resale of the remaining 75% of the Registrable Securities. The Investor Rights Agreement is attached hereto as Exhibit 10.02.

Section 2.  Financial Information.

Item 2.01   Completion of Acquisition or Disposition of Assets.

            On January 3, 2005, Holding issued a press release announcing the completion, on January 1, 2005, of its previously reported acquisition of ICG Communications, Inc.'s ("ICG") customer base and certain network assets in California pursuant to an Asset Purchase Agreement, dated October 22, 2004 (the "Agreement"), which was filed as Exhibit 10.01 to Holding's current report on Form 8-K filed with the Securities and Exchange Commission on October 27, 2004. The press release is attached hereto as Exhibit 99.1. Under the terms of the Agreement, Mpower acquired ICG's California retail and wholesale customer segments, its state wide self-healing SONET fiber network with fully survivable metropolitan fiber rings in six major metropolitan markets, and 128 on-net fiber-lit commercial buildings.

            Mpower purchased these assets for $13.5 million in the form of
(i)10,740,030 shares of Holding common stock (the "Shares") and (ii) warrants to purchase up to 2.0 million shares of the common stock of Holding, such warrants dated January 1, 2005 (the "Warrants").


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The Warrants are exercisable on or prior to the fifth anniversary of the date of issuance at a strike price of $1.383 (the Shares and the shares of Holding common stock for which the Warrants are exercisable together, constituting the "Registrable Securities"). The Shares and Warrants were issued to ICG.

            Holding will file with the Securities and Exchange Commission the financial statements and pro forma financial information required to be filed pursuant to Rule 3-05 of Regulation S-X and Article 11 of Regulation S-X under the Securities Act of 1933, as amended, within 71 days of the date of this current report on Form 8-K.



Exhibit No.    Description of Document
-----------    -----------------------

10.01 Subscription Agreement, dated January 1, 2005, between MCCC ICG Holdings LLC and Mpower Holding Corporation.

10.02 Investor Rights Agreement, dated January 1, 2005, by and among MCCC ICG Holdings LLC, ICG Communications, Inc. and Mpower Holding Corporation.

99.1 Press release dated January 3, 2005 announcing closing of asset acquisition.


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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          MPOWER HOLDING CORPORATION
                                          (Registrant)


                                          By:    /s/ Russell I. Zuckerman
                                             -----------------------------------
                                             Name:   Russell I. Zuckerman
                                             Title:  Senior Vice President,
                                                     General Counsel and
                                                     Secretary


Date:  January 6, 2005


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